UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2006

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11494 Sorrento Valley Road, San Diego, California		92121-1318
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(858) 597-6006

Not Applicable

Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

License Agreement

On September 11, 2006, registrant incorporated a new subsidiary in the Republic of Singapore, Inovio Asia Pte. Ltd. (“Inovio Asia”), with the goal of pursuing business and scientific development opportunities in the east Asian marketplace.  On September 15, 2006, registrant and Inovio Asia entered into a definitive License Agreement granting Inovio Asia an exclusive royalty-free license to use certain of registrant’s intellectual property rights, as explicitly identified in the License Agreement, related to the treatment human cancers comprising solid tumors with Bleomycin or an additional chemotherapeutic agent using registrant’s electroporation technology in China, Hong Kong, Taiwan, Korea, Singapore, Malaysia, Indonesia, and Thailand and such other countries as registrant and Inovio Asia may agree in writing from time to time.  In consideration for this license, Inovio Asia issued and allotted 6,584,365 of its ordinary shares to registrant, representing approximately $16.0 million of share capital at $2.43 per share.

The term of the License Agreement commenced upon execution and shall extend on a country by country basis until the last to expire of any Inovio Patent Rights for any Licensed Product (as such terms are defined in the License Agreement) in such country, or until the License Agreement is terminated earlier upon the occurrence of certain events as set forth in Section 9 of the License Agreement.  Inovio Asia has agreed to indemnify, defend and hold harmless registrant, its affiliates, and each of their respective employees, officers, directors and agents (each, an “Inovio Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, a “Liability”) that the Inovio Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of the breach by Inovio Asia of any of its representations, warranties or covenants set forth herein; except, in each case, to the extent caused by the negligence or willful misconduct of Inovio or any Inovio Indemnified Party.

Subsidiary Financing

On September 15, 2006, registrant and Inovio Asia entered into a definitive Securities Purchase and Exchange Agreement with foreign investors, all Singapore-based, for Inovio Asia to issue and sell approximately 2,201,644 ordinary shares  at $2.43 per share, that will result in cash proceeds to Inovio Asia, before offering expenses, of approximately $5.35 million (the “Subsidiary Financing”). Under the agreement governing that issuance and sale, registrant issued to the investors a right (the “Put”) to require registrant to exchange up to 2,201,644 of its common shares and five-year warrants to purchase up to 770,573 shares of the common stock of registrant in exchange for the ordinary shares of Inovio Asia, and registrant received a right (the “Call”) to require the investors to exchange their ordinary shares of Inovio Asia with registrant for the same number of shares and warrants that Inovio is to issue upon the investors’ exercise of their Put. The Put is exercisable by the investors at any time prior to the expiration of three months from the closing of the financing and the Call is exercisable by Inovio under certain conditions and prior to the expiration of the same period. If not previously exchanged through the exercise of the Put or the Call, immediately following expiration of three months from the closing of the Subsidiary Financing, the ordinary shares of Inovio Asia will be exchanged automatically for the same number of shares of common stock of registrant and warrants to purchase the same number of shares of common stock that would be issuable by registrant had the Put or the Call been exercised in full.

The ordinary shares of Inovio Asia, and the Put, the Call and the securities issuable by registrant upon exercise of the Put, the Call or upon the automatic exchange for the Inovio Asia’s ordinary shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any jurisdiction, and may not be offered or sold in the United States absent registration or exemption from registration requirements.  The Subsidiary Financing is being conducted pursuant to Regulation S under the Securities Act.  Registrant and the investors in the Subsidiary Financing also have entered into a Registration Rights Agreement, obligating registrant to file a registration statement with the Securities and Exchange Commission (“SEC”), within five days of the exchange of the ordinary shares of Inovio Asia for shares of registrant’s common stock and warrants to purchase shares of registrant’s common stock, to register for resale under the Securities Act the shares of common stock to be issued in the exchange and the shares of common stock underlying the warrants to be issued in the exchange. Closing of this financing is conditioned upon the simultaneous closing of the Direct Financing described below and upon the satisfaction of certain conditions, including approval by AMEX of the listing on AMEX of the shares of common stock, and the shares issuable on exercise of the warrants, to be issued by the registrant in an exchange of the ordinary shares.

Direct Financing

On September 15, 2006, registrant also entered in a definitive Securities Purchase Agreement in which it agreed to sell directly to foreign investors, based primarily in Singapore, and the investors agreed to purchase, for $2.43 per share, 4,074,067 shares of the common stock of registrant and warrants to purchase 1,425,919 shares of the common stock of registrant, that will result in cash proceeds to registrant, before offering expenses, of approximately $9.9 million (the “Direct Financing”).  The securities being sold in the Direct Financing are being offered pursuant to a prospectus supplement to registrant’s registration statement on Form S-3 (File No. 333-134084), including a base prospectus dated May 25, 2006, registering up to $75,000,000 of registrant’s equity securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act, which incorporates by reference documents which registrant has filed or will file in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.  Closing of the Direct Financing is conditioned upon the simultaneous closing of the Subsidiary Financing described above and upon the satisfaction of certain conditions, including approval by AMEX of the listing on AMEX of the shares of common stock and the shares issuable on exercise of the warrants.

The Securities Purchase Agreement for the Direct Financing also provides for the appointment of an additional “independent director” (as defined pursuant to the rules and regulations of the American Stock Exchange) to registrant’s board of directors.

Preferred Exchange

In addition to the securities being sold for cash in the Direct Financing and the Subsidiary Financing, pursuant to existing participation rights applicable to new equity financings by registrant, on September 15, 2006 registrant and certain institutional holders of its Series C Convertible Preferred Stock entered into a Preferred Stock Exchange Agreement, to issue and exchange 479,722 shares of registrant’s common stock and five-year warrants to purchase 167,902 shares of its common stock at $2.87 per share, to certain institutional holders of its outstanding Series C Cumulative Convertible Preferred Stock in exchange for their

Preferred Stock (the “Preferred Exchange”). Closing of the Preferred Exchange is conditioned upon the simultaneous closing of the Direct Financing and Subsidiary Financing described above and to the satisfaction of certain conditions, including approval of by AMEX of the listing on AMEX of the shares of Common Stock, and shares issuable on exercise of the warrants, to be issued in the Preferred Exchange. Registrant’s securities to be issued in exchange for its outstanding Preferred Stock have not been registered under the Securities Act, or the securities laws of any jurisdiction, and may not be offered or sold in the United States absent registration or exemption from registration requirements.

Deadline for Closing

If the conditions required to consummate the Direct Financing, Subsidiary Financing and Preferred Exchange, and AMEX listing approval is not received before December 12, 2006, none of the investors, the holders of registrant’s Preferred Stock, registrant nor Inovio Asia will be obligated to consummate the financings or the exchange. If the financings and Preferred Exchange are terminated without being completed, registrant’s shares of common stock otherwise issuable at the closings will remain as authorized and unissued common stock and the warrants will not be issued.  Upon receipt of approval from the American Stock Exchange and the satisfaction of the other closing conditions, the transactions will close within three business days, or at such later date as is mutually acceptable to the parties, and the securities issuable pursuant to the definitive agreements will be delivered to the investors within three business days of the closing date.

Registrant estimates that the total expenses which will be payable by it of the Subsidiary Financing, Direct Financing and Preferred Exchange, will be approximately $1,090,000.

Item 3.02               Unregistered Sales of Equity Securities.

Upon closing of the Preferred Exchange, as described in Item 1.01 and incorporated by reference herein, registrant will issue 479,722 shares of registrant’s common stock and five-year warrants to purchase 167,902 shares of its common stock at $2.87 per share in exchange for the outstanding shares of its Series C Cumulative Convertible Preferred Stock held by the Investors.

Upon closing of the Subsidiary Financing, in conjunction with the sale of ordinary shares by Inovio Asia, registrant will issue the Put to each investor in the Subsidiary Financing and receive the Call described in Item 1.01. Upon the exercise of the Put, the Call or upon the automatic exchange of the Inovio Asia ordinary shares for shares and warrants of registrant pursuant to the terms of the Subsidiary Financing, as described in Item 1.01 and incorporated by reference herein, registrant will issue 2,201,644 of its common shares and five-year warrants to purchase up to 770,573 shares of the common stock of registrant at an exercise price of $2.87 per share.

The shares of common stock and warrants issuable by registrant in exchange for its outstanding Preferred Stock in the Preferred Exchange will be issued in reliance of Section 3(a)(9) of the Exchange Act in that registrant is exchanging its shares and warrants with its existing security holders exclusively and no commission or other remuneration is being paid or given directly or indirectly for soliciting such exchange.

The Put, the Call, and the shares of common stock and warrants issuable by registrant upon exercise of the Put, the Call and the automatic exchange of Inovio Asia’s ordinary shares in the Subsidiary Financing for shares and warrants of registrant will be issued in reliance on Regulation S under the Securities Act.  Each investor in the Subsidiary Financing has represented to registrant that it is not a “U.S. Person” and that no directed selling efforts were made, each within the meaning of Regulation S, and appropriate legends will be affixed to the certificates evidencing the securities in such transaction restricting transfer of the securities except as permitted by Regulation S. At the closing of the Subsidiary Financing, registrant has agreed to pay a consultant $267,500 for introducing registrant to the lead investor.

Item 8.01               Other Events.

On September 18, 2006, registrant issued a press release announcing the transactions described in Item 1.01. A copy of that Press Release is attached to this Report as Exhibit 99.1.

Registrant has filed, in accordance with the Securities Act, and the rules and regulations thereunder, with the SEC a registration statement on Form S-3 (File No. 333-134084), including a base prospectus dated May 25, 2006, registering up to $75,000,000 of equity securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act, which incorporates by reference documents which registrant has filed or will file in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.  On September 19, 2006, registrant filed a prospectus supplement no. 3 relating to its the sale of shares of common stock and warrants to purchase shares of common stock in the Direct Financing, as described under Item 1.01 above. Exhibits 4.1, 4.2, 5.1 and 23.1 are attached to this Report in connection with that offering.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

4.1           Securities Purchase Agreement dated September 15, 2006 relating to the Direct Offering

4.2           Form of Warrants issuable in the Direct Offering.

5.1           Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP

23.1         Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (included in Exhibit 5.1)

99.1         Press Release dated September 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2006

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer